EMPLOYMENT AGREEMENT

Wala,  Inc.,  a  Louisiana  corporation,  (the  “Company”)  and  its  successors  and  assigns,  and  Rory  T.  Welch,  a  natural person  (“Executive”)  (collectively,  the  “Parties”),  make  this  EMPLOYMENT  AGREEMENT  (“Agreement”)  as  of

November  4, 2015.

RECITALS

WHEREAS,  the  Company  recognizes  that  the  Executive’s   talents  and  abilities   will  be  integral  to  the

success  of the  Company and  thus  wishes  to secure the ongoing  services  of the  Executive  on the terms  and  conditions set forth herein;

NOW,  THEREFORE,  in  consideration  of  the  mutual  covenants  and  agreements  hereinafter  set  forth,  the

Company and Executive agree as follows:

AGREEMENT

1.

Term  of  Employment.  The  Company  hereby  agrees  to  employ  the  Executive,  and  the  Executive  hereby accepts  employment  with  the  Company,  upon  the  terms  set  forth  in  this  Agreement,  for  the  period  to  be known  as  the  “Employment  Period”,  which  shall  commence  on  November  4,  2015  (the  “Commencement

Date”)  and  shall  end  on the  earlier  of  (a)  the  five-year  anniversary  of the  Commencement  Date,  or  (b)  the effective date of any termination in accordance with the  provisions of Section 4 of this Agreement.

2.

Title; Capacity.

2.1

The  Executive  shall  serve  as the  Chief  Executive  Officer  (“CEO”)  and  President  of the  Company.

The  Executive  shall  be  subject  to  the  supervision  of,  and  shall  have  such  authority  as  is  delegated to  him,  by  the  Board  of  Directors  (the  “Board”)  of  the  Company  and  its  parent  company  iGambit

Inc.

2.2.   The   Executive   agrees   to   undertake   the   duties   and   responsibilities   of   the   position   of  CEO   and

President,  which  may  be  assigned  by the  Company’s  Board  and  which  may  be  altered  or modified from  time  to  time  by  Board  of  the  Company  in  connection  with  the  conduct  of  the  Company’s

business  as  well  as  those  duties  which  are  normally  and  customarily  vested  in  a    CEO    and

President  of  a  corporation.  Executive’s  job  responsibilities  shall  include,  but  not  be  limited  to,

anything  reasonably  requested  or  required  of Executive  on  behalf  of the  Company.  The  Executive

agrees  to  abide  by  the  rules,   regulations,   instructions,  personnel  practices  and  policies   of  the

Company  and  any  changes  thereof which  may  be  adopted  at  any time  by  the  Company  and  made known to the Executive during the term of Executive’s employment.

2.3

During  the  Employment  Period,  the  Executive  will  devote  his  full  working  time  (often  more  than forty  (40)  hours  per  week),  efforts  and  attention  to  the  business  of  the  Company  and  shall  not devote  material  time  to  other  business  activities  except  (x)  for  serving  on  the  Board  of  Directors

(or  equivalent  management  body)  of  one  other  company,  (y)  with  the  prior  written  consent  or direction  of  the  Board  or  (z)  other  Permitted  Activities  (as  defined  below).  Executive  covenants and  agrees that  for  so  long  as  he  is  employed  by the  Company,  Executive  shall  not,  whether  as  an

executive,   employee,   employer,   consultant,   agent,   principal,    partner,   member,   stockholder,

corporate   officer    or   director,   or   in   any   other    individual   or   representative   capacity,   for

compensation,  engage  in  or participate  in  or render  material  services  to  any  other  person  or  entity,

provided,   however,   that,   notwithstanding   the   foregoing,   Executive   may   (a)   perform   outside

business  endeavors,  subject  to  non-competitive  agreements  between  the  Company  and  Executive,

and  provided  that   such  outside  activity  does  not  materially  interfere  with  the  performance  of

Executive’s  duties,  (b)  invest  in  securities  of any  entity,  solely  for  investment  purposes,  if  (i)  such securities  are  traded  on  any  national  securities  exchange  or  the  National  Association  of  Securities

Dealers,  Inc.  Automated Quotation  System,  and  (ii)  Executive  does  not,  directly  or indirectly,  own

4.9%  or more  of any  class  of securities  of such entity,  and  (c)  perform or engage in  any activities described  in  in  clause  (i)  or  (ii)  of  the  first  sentence  of  this  Section  2.3  (any  of  the  activities described in clause (a), (b) or (c) being  “Permitted Activities”).

2.4

Location.  During  the  Employment  Period,  Executive  shall  regularly  perform  his  duties  from  an

established   Company  office   (the   “Office”)   at   such  location   as   reasonably  determined   by  the

Executive  and  agreed  to  by  the  Board.  In  addition  to  spending  time  at  the  Office,  Executive  may be required to travel from time  to time  in order to perform his duties hereunder.

3.

Compensation.

3.1

Base  Salary.  From  and  after  the  date  hereof  until  the  termination  of  his  employment,  Executive

shall  be  paid   an  annual  base  salary  (“Base  Salary”)   of  one  hundred  eighty  thousand  dollars

($180,000).  Executive’s  Base  Salary  shall  be  payable  in  installments  consistent  with  the  payroll

practices   established   by   the   Company  with   respect   to   its   senior   executive   employees.   This

agreement  shall  be  automatically  amended  to  reflect  any  salary  adjustments  that  are  provided  or

required  by  the  Employer's   compensation  policies.  Consideration  shall  be  given   on  an  annual

basis to increase compensation.

3.2

Car  Allowance.  Executive  shall  be  entitled  to  a  car  allowance  of eight  hundred  dollars  ($800)  per month, which shall be paid  monthly together with Executives salary.

3.3

Bonus  and  Commission  Based  On  Objectives.  The  Executive’s  annual  target  for  the  aggregate amount  of  quarterly  bonuses  will  be  $45,000.00,  paid  $11,250  quarterly  (“Target  Bonus”).  The

Executive  shall  be  eligible  to  receive,  additional  compensation  based  upon  objectives  set  by  the

Company,  (a)  stock  options,  (b)  commissions  and  (c)  cash  bonuses.  Executive  acknowledges  and agrees  that  the  granting  of  any  bonus,  stock  options  and  commission  to  the  Executive,  and  the amount  awarded,  will  be  made  at  the  complete  and  sole  discretion  of the  Board  and  that  he  has  no right, guarantee or entitlement to  such bonus.

3.4

Withholding.  The  Company  will  withhold  from  any  salary  or  bonus  payable  to  Executive  under this  Agreement  such  federal,  state or  local taxes as  shall  be  required  to be withheld  pursuant  to  any applicable  law  or regulation,  and  may withhold  for  other  normal deductions for  fringe  benefits  and as otherwise  agreed by the parties.

3.5

Benefits.  In  addition   to  the  compensation   provided  herein,   Executive   shall  be  entitled   to  the

benefits  available  generally  to  Company  executives  and  other  employees  pursuant  to  Company programs,  including,  by  way  of  illustration,  vacation,  paid  holidays,  sick  leave,  retirement,  any insurance  programs  of  the  Company  which  may  now  or,  if  not  terminated,  shall  hereafter  be  in effect,  or  in  any  other  or  additional  such  programs  which  may  be  established  by  the  Company,  as and  to  the  extent  any  such  programs  are  or  may  from  time  to  time  be  in  effect,  as  determined  by the  Company  and  the  terms  hereof.  Executive’s  eligibility  for  and  participation  in  such  benefit plans is governed  by the terms and conditions of those plans, and  by the policies of Company.

3.6

Business  Expenses.  Upon  submission  of  itemized  expense  statements,  in  the  manner  as  shall  be specified  by  the  Company,  Executive  shall  be  entitled  to  reimbursement  for  reasonable  business

and   travel  expenses   duly   incurred   by  Executive  in  the   performance  of  his   duties  under  this

Agreement,  pursuant  to  written  Company  policy  and  any  relevant  written  policies  established  by the Board and provided to Executive.

4.

Employment  Termination.   The  employment  of the  Executive  by the  Company pursuant  to this  Agreement shall terminate upon the occurrence of any of the following:

4.1

Expiration of the Employment Period  in accordance with clause (a) of Section 1.

4.2

At  the  election  of  the  Company,  for  Cause  (as  hereinafter  defined),  immediately  upon  written notice  by  the  Company  to the  Executive.  For  the  purposes  of this  Agreement,  “Cause”  shall  mean the following:

(a)

the   demonstrated  voluntary  unwillingness   of  the  Executive   to  perform   his  duties   as

reasonably  directed  by  the  Company  within  ten  (10)  days   of  receiving  written  notice

regarding such failed performance  from the  Company;

(c)

the    commission    of   a   crime    by   the    Executive    against    the    Company   involving

embezzlement, moral turpitude or fraud;

(d)

conviction  of,  or  a  plea  of  guilty  or  nolo  contendere,  to  a  felony  charge  or  any  criminal act involving  embezzlement, moral turpitude or fraud;

(e)

a  material  violation  of any  Company rule,  regulation,  procedure  or policy,  or  a  breach  of any promise,  duty,  restriction  or obligation  under this  Agreement,  and  Executive’s  failure to  cure  such violation  or  breach within  ten  (10) days  of receiving  written  notice  regarding such breach from the  Company;

(f)

being  under  the  influence  of  drugs  or  alcohol  (other  than  prescription  medicine  or  other

medically-related   drugs   to   the   extent   that   they   are   taken   in   accordance   with   their

directions)  during  the  performance  of any  of the  duties  for  which  Executive  is  assigned  to perform;  provided,  however,  the  foregoing  shall  not  include  Executive  being  under  the

influence   of   alcohol  in   connection   with   marketing   duties   of  the   Executive   such   as

entertaining  current  and  prospective  vendors,  suppliers,  partners,  clients,  customers  and employees of the Company; or

(g)

engaging   in   behavior   that   would   constitute   grounds   for   liability   for   harassment   or

discrimination  (as  proscribed  by the  U.S.  Equal Employment  Opportunity Commission  or

any  other  applicable  state  or  local  regulatory  body,  regulation  or  law)  or  other  conduct violative of laws governing the workplace.

4.3

At  the  election  of  the  Executive  for  Good  Reason.  As  used  in  this  Agreement,  “Good  Reason”

shall   mean  the   occurrence   of  any   of  the   following   events:  (i)   a  material   diminution   of  the

Executive’s  title,  authority,  status,  duties  or  responsibilities;  (ii)  any  reduction  in  the  Executive’s

compensation,  including   Base  Salary,   cash  bonuses,  stock  options  and  car   allowances;  (iii)   a

material breach  by the  Company  of this  Agreement; (iv)  the  Company requires  Executive  to locate his  office  to  a  location  more  than  150  miles  outside  of  Shreveport,  LA;  or  (v)  the  Company becomes  insolvent  or  bankrupt  or  files  for  voluntary  bankruptcy  or  makes  an  assignment  for  the benefit  of creditors or consent to the appointment  of a  trustee or receiver.

4.4

Upon  the  death  or  disability  of  the  Executive.  As  used  in  this  Agreement,  the  term  “disability”

shall  mean  the  inability  of  the  Executive,  due  to  a  physical  or  mental  disability,  to  perform  the essential  functions  of  his  position,  with  or  without  reasonable  accommodation,  for  a  minimum continuous period  of one  hundred  twenty (120)  days,  or,  if  applicable  law  requires  a  longer  period of time, the  minimum period  of time as may be allowed  under applicable  law.

4.5

At  the  election  of the  Executive  without  Good  Reason  upon not  less  than forty-five  (45) days  prior written notice of termination.

4.6

At  the  election  of  the  Company,  without  Cause,  upon  not  less  than  forty-five  (45)  days  prior written notice of termination.

4.7

By mutual agreement  of the parties.

5.

Effect  of Termination of Employment.

5.1

Termination for  Cause,  at  Election  of Executive  without  Good  Reason or Upon  Mutual Agreement

of  the  Parties.  In  the  event  the  Executive’s  employment   is   terminated  for   Cause  pursuant  to

Section  4.2, at  the  election of  the  Executive  without  Good  Reason  pursuant  to Section  4.5, or upon mutual  agreement  of the  parties  pursuant  to  Section  4.7,  the  Company  shall  pay  to  the  Executive,

upon  the  effective  termination  date, the  compensation  and  benefits otherwise  payable  to him  under

Section  3  of  this   Agreement  through  the  last  day  of  his  actual  employment   by  the  Company

prorated  on  a  daily  basis  for  the  partial  year  worked.  Any  cash  bonuses  which  are  based  upon periodic  performance  milestones  shall  be  appropriately  prorated  and  payable  upon  termination.

No further compensation shall be  paid.

5.2

Termination  Upon  Expiration.  In  the  event  the  Executive’s  employment  is  terminated  due  to  the expiration of the Employment  Period  pursuant  to  Section 4.1, the  Company shall pay to  Executive,

upon  the  effective  termination  date, the  compensation  and  benefits otherwise  payable  to him  under

Section  3  of  this  Agreement  through  the  last  day  of  his  actual  employment  by  the  Company,  as well as  such Base Salary and  cash  bonuses which  would have  been  payable  to  him under Section  3 if  employed  upon  the  same  terms  and  conditions  for  an  additional  six  (6)  months.  Any  cash bonuses  which  are  based  upon  periodic  performance  milestones  shall  be  appropriately  prorated and payable upon termination.

5.3

Termination   Upon   Disability.   In   the   event   the   Executive’s   employment   is   terminated   upon

disability   pursuant   to   Section   4.4,   the   Company  shall   pay   to   Executive,   upon   the   effective

termination  date,  the  compensation  and  benefits  otherwise  payable  to  him  under  Section  3  of this

Agreement  through  the  last  day  of  his  actual employment  by  the  Company,  as  well  as  such  Base

Salary and  cash bonuses which would  have  been  payable  to him  under  Section 3  if employed  upon the  same  terms  and  conditions  for  the  greater  of (i)  twenty-four  (24)  months,  or (ii)  the  number  of months  remaining  between  the  effective  termination  date  and  the  five-year  anniversary  of  the

Commencement  Date.  Any  cash  bonuses  which  are  based  upon  periodic  performance  milestones shall  be appropriately prorated and payable upon termination.

5.4

Termination   at   Election   of  Executive   for   Good   Reason  or   Without   Cause.   In  the   event   the

Executive’s  employment  is  terminated  at  the  election  of the  Executive  for  Good  Reason  pursuant to  Section  4.3,  or  without  Cause  pursuant  to  Section  4.6,  the  Company  shall  pay  to  Executive,

upon  the  effective  termination  date, the  compensation  and  benefits otherwise  payable  to him  under

Section  3  of  this  Agreement  through  the  last  day  of  his  actual  employment  by  the  Company,  as well as  such Base Salary and  cash  bonuses which  would have  been  payable  to  him under Section  3 if employed  upon the  same  terms  and  conditions  for the  greater  of (i)  twenty-four  (24)  months,  or

(ii)  the  number   of  months  remaining  between  the  effective  termination  date  and  the  five-year

anniversary  of  the  Commencement   Date.  In  addition,   all  amounts  remaining   owed  under  the

Promissory  Note  payable  by  the  Company  to the  Executive,  dated  June  30,  2015,  for  the  principal sum  of  $626,265.95  (the  “Note”),  shall  be  accelerated  and  shall  become  immediately  due  and payable upon the effective termination date.

With  the  exception  of  the  amounts  remaining  owed  under  the  Note  which  become  immediately due  and  payable,  the  Executive  shall  not  be  entitled  to  any  of the  pay described  in this  Section  5.4

unless  and  until  the  Executive   executes  and  delivers   to  the   Company  a   release  in   form  and

substance  acceptable  to  the  Company  and  substantially  similar  to  the  release  attached  hereto  as

Exhibit  A  by  which  the  Executive   releases  the  Company  from  any  obligations  and  liabilities related  to  his  employment  or  termination  of  employment,  except  for  the  Company’s  obligations

with   respect   to  the   payment   of  continuing   salary  under   this  Section   5.4.   The   parties  hereto

acknowledge  and  agree  that  the  compensation  to  be  provided  under  this  Section  5.4  is  to  be

provided  in  consideration  for  the   above-specified   release,   including   a   release  under   the   Age

Discrimination in Employment  Act.

5.5

Termination  for  Death.  If  the  Executive’s  employment  is  terminated  by  death  pursuant  to  Section

4.4,  the  Company shall  pay  to  the  estate of the  Executive  the  compensation and  benefits otherwise payable  to  him  under  Section  3  of this  Agreement  through  the  last  day  of his  actual employment by the  Company,  as  well  as  such  Base  Salary and  cash bonuses which would  have  been  payable  to him under  Section  3  if employed  upon the  same  terms  and  conditions for  the  greater  of (i)  twenty-

four  (24)  months,  or  (ii)  the  number  of  months  remaining  between  the  effective  termination  date and the five-year anniversary of the  Commencement Date.

5.6

Executive’s Duties Upon Termination.

(a)

Cooperation.  After  notice  of  termination  for  Good  Reason  from  the  Executive,  or  without

Cause from the  Company under  Section  4.6, Executive  shall,  at the  Company’s expense  and subject  to  Executive’s  professional availability,  reasonably  cooperate  with  the  Company,  as reasonably  requested  by  the  Company,  to  effect  a  transition  of  Executive’s  responsibilities during  such  45-day notice  period  and  to  reasonably  ensure that  the  Company is  aware  of all matters being handled by Executive.

(a)  Return  of  Company  Property.   Within   seven  (7)  days  after  the  termination  of  Executive’s

employment   under  this   Agreement  for  any  reason,  Executive   will   return  all  Company

property in Executive’s possession to the  Company.

5.7

Survival.  The  provisions  of  Sections  5,  6,  7  and  15  shall  survive  the  termination  of  Executive’s employment  for  any reason.

6.

Non-Competition and  Conflicts  of Interest.

6.1

During   the   Employment   Period   and,   thereafter,   until   two   (2)   years   after   the   termination   or

expiration  of  the  Employment  Period,  Executive  shall  not,  directly  or  indirectly,  in  any  capacity whatsoever  (other  than  as  the  holder  of  not  more  than  one  percent  (1%)  of  the  total  outstanding stock  of  a  publicly  held  company),  either  on  Executive’s  own  behalf  or  as  a  partner,  officer,

director,  Executive,  agent,  or  consultant  of  any  other  person  or  entity,  do  or  attempt  to  do  any  of the following:

(a)

(i)  engage  in  the  business  of  providing  software  and  services  relating  to  IT  solutions

specializing   in   security   and   network   technology   products,   services,   and   support   to

customers and  related  services, (ii)  provide  services to,  or for  the  benefit  of,  any person or entity  to  whom  Executive  or  Company,  including  Company’s  Parent  and  any  affiliates,

provided  services,  sold,   offered  to  sell  or  solicited   orders,  contracts,   or  accounts  for

services   during   one   (1)   year   immediately   prior   to   the   termination   of   Executive’s

employment,  or  (iii)  provide  services  to,  or  for  the  benefit  of,  any  person  or  entity  who provides  services  of  a  kind  or  nature  substantially  similar  to  the  services  performed  by

Company; or

(b)

solicit,   encourage,  or   induce  any  current   or  prospective   clients,  customers,   suppliers,

vendors,   or   contractors   of   the   Company   to   terminate   or   decrease   any   business

relationship   with   the   Company   or  not   to   proceed   with,   or   enter   into,   any  business

relationship   with   the   Company,   nor   shall   Executive   otherwise   materially   adversely

interfere  with  any  business  relationship  between  the  Company  and  any  of  its  current  or prospective franchisees, clients, customers, suppliers, vendors, or contractors; or

(c)

solicit,   recruit,   encourage   or   induce   any   partner,   officer,   director,   Executive,   agent,

consultant  or  independent  contractor  of the  Company to  terminate  his/her  employment  or relationship  with  the  Company,  or otherwise  materially adversely  interfere  with  or disrupt

the   Company’s   relationship   with   any   partner,   officer,   director,   Executive,   agent,   or

consultant.

6.3

The  parties  agree  that  the  relevant  public  policy  aspects  of  covenants  not  to  compete  have  been discussed,  and  that  every  effort  has  been  made  to  limit  the  restrictions  placed  upon  the  Executive to those that are reasonable and necessary to protect the Company’s legitimate  interests.

6.4

Executive   recognizes,   acknowledges   and   agrees   that   much   of   the   Company’s   business   is

conducted  over  the  Internet,  and  that  the  Internet  poses  special  concerns  and  considerations  with respect  to  covenants  not  to  compete,  including  the  fact  that  limiting  the  geographic  scope  of  any restrictions  placed  upon  Executive  would  not  adequately  protect  Company’s  legitimate  interests.

The  Executive  also  recognizes,  acknowledges  and  agrees  that  Company’s  business  is  global  in scope and  that  the time period  and  scope  of the  foregoing restrictions  are  reasonable and  necessary

for   the   protection   of   Company’s   valid   business   interests.   The   Executive   further   recognizes,

acknowledges  and  agrees  that  if  his  employment  with  Company  terminates  for  any  valid  or  other reason,  the  Executive  can  earn  a  livelihood  without  violating  any  of  the  restrictions  contained  in this Section.

6.5

If  any  restriction  set  forth  in  this  Section  6  is  found  by  any  court  of  competent  jurisdiction  to  be

unenforceable  because  it   extends  for  too  long   a  period   of  time   or  over  too  great   a  range  of

activities   or  in  too  broad   a  geographic   area,  it   shall  be   interpreted  to  extend   only   over  the

maximum  period of time,  range of activities  or geographic area as to which it  may be enforceable.

6.6

The  restrictions  contained  in  this  Section  6  are  necessary  for  the  protection  of  the  business  and

goodwill   of   Company  and   are   considered   by  Executive   to   be   reasonable   for   such   purpose.

Executive  recognizes,  acknowledges  and  agrees  that  any  breach  by  him  of  any  of  the  provisions contained  in  this  Section  6  may  cause  Company  immediate,  material  and  irreparable  injury  and damage,  and  there  is  no  adequate  remedy  at  law  for  such  breach.  Accordingly,  in  the  event  of  a breach  of any  of the  provisions  of this  Section  6  by  Executive,  in addition  to  any other  remedies  it may  have  at  law  or  in  equity,  Company  shall  be  entitled  immediately  to  seek  enforcement  of this

Section  6  in  a  court  of  competent  jurisdiction  by  means  of  a  decree  of  specific  performance,  an injunction  without  the  posting  of a  bond  or the  requirement  of any  other  guarantee,  and  any other form  of  equitable  relief.  This  provision  is  not  a  waiver  of  any  other  rights  which  Company  may have  under this Agreement, including  the right  to recover money damages.

6.7

The  Executive   represents  and   warrants  to  the  Company  that   Executive  is   not  bound   by  any

restrictive  covenants  and  has  no  prior  or other  obligations  or commitments  of any kind  that  would in  any  way prevent,  restrict,  hinder  or  interfere  with  Executive’s  acceptance  of employment  or  the performance  of all  duties  and  services  hereunder  to  the fullest  extent  of the  Executive’s  ability  and knowledge.  The  Executive  agrees  to  indemnify  and  hold  harmless  the  Company  for  any  liability

the  Company  may  incur  as  the  result   of  the  existence  of  any  such  covenants,  obligations   or

commitments.

6.8

Executive  agrees  to  comply  with  all  rules  and  policies  of  the  Company  relating  to  conflicts  of interest which  are  disclosed  to  Executive  by the  Company,  specifically  including  but  not  limited  to the following:

(a)

Executive  will promptly notify the  Company of  any conflicts  of interest  or  excessive gifts or offers  of gifts  or  remuneration from  clients,  suppliers,  or others  doing  or  seeking  to  do business with the  Company;

(b)

Executive  will  promptly  inform  the  Company  of  any  business  opportunities  that  come  to

the   attention   of  Executive   that   relate  to  the   existing   or  prospective   business   of  the

Company  and  will  not  personally  participate  in  any  such  opportunities  without  the  prior written consent of the Company;

(c)

Executive  will  not  engage  in any act  involving  dishonesty,  bad  faith  or lack  of integrity or candor with respect to the  Company;

(d)

Executive  will  not  engage  in  any  act  or  omission  that  materially  injures  the  business  or affairs of the  Company, monetarily or otherwise; and

(e)

Executive  will  not  engage  in  any  other  employment  or  business  activity  during  working hours or at Executive’s work location.

7.

Proprietary Information and Developments.

7.1

Proprietary Information.

(a)

Executive  agrees that  all  information  and  know-how,  regardless  of whether  in  writing,  of a  private,  secret  or  confidential  nature  concerning  the  Company’s  business  or  financial affairs  (collectively,  “Proprietary Information”)  is  and  shall  be  the  exclusive  property  of the  Company.  By  way  of  illustration,  but  not  limitation,  Proprietary  Information  may

include   information   about   Company’s   methods   of  operation,   manufacturing,   selling,

marketing,  promoting  or  otherwise  providing  products,  goods  or  services,  trade  secrets,

inventions,  processes,  techniques,  projects,  developments,  plans,  financial  data,  personnel

data,   computer   programs,   and   existing   or   potential   customers,   suppliers,   officers,

directors,  agents,   vendors,  owners,   shareholders,   contractors,  partners,   representatives,

advisors,   and  consultants   of   Company.   Executive   will   not   disclose   any   Proprietary

Information  or  the  terms  of  this  Agreement  (collectively,  “Confidential  Information”)  to any  person outside  the  Company  or  use the  same  for  any  unauthorized  purposes,  and  will not  use  or  aid  others  in  obtaining  or  using  any  such  Confidential  Information  without written  approval  by  an  officer  of  the  Company,  either  during  or  after  his  employment,

unless  and  until  such  Confidential  Information  has  become  public  knowledge  without

fault   by  the   Executive.   Notwithstanding   the   foregoing,   Executive   may   disclose   any

Confidential  Information  (i)  for  the  benefit  of the  Company  and  as  necessary  to  perform the  Executive’s  duties  under  this  Agreement,  (ii)  when  required  by  law  and  then  only after  consultation  with  the  Company  or  unless  such  information  is  in  the  public  domain,

and/or (iii)  which  relates  to the terms  of this  Agreement  to  any financial  or legal  advisors,

or family members, of Executive.

(b)

Executive   agrees   that   all   files,   letters,   memoranda,   reports,   records,   data,   sketches,

drawings,  notebooks,  computer  programs,  or  other  written,  photographic,  electronic  or

other   tangible   material   containing   Proprietary   Information,   whether   created   by   the

Executive  or others,  which  shall come  into  his  custody  or  possession,  shall  be  and  are the exclusive  property  of the  Company  to  be  used  by  the  Executive  only  in  the  performance of  his  duties  for  the  Company  and  for  the  benefit  of  Company  in  connection  with  the performance  of  those  duties,  and  immediately  upon  the  termination  of  the  Executive’s employment,  or  at  any  other  time  upon  request  of  the  Company,  the  Executive  shall return to the Company all such Proprietary Information of the Company.

(c)

Executive  agrees  that  his  obligation  not  to  disclose  or  use  information,  know-how  and records  of the  types  set  forth  in  paragraphs  (a)  and  (b)  above,  also  extends  to  such types of  information,  know-how,  records  and  tangible  property  of  affiliates  of  the  Company,

customers  of  the  Company  or  suppliers  to  the  Company  or  other  third  parties  who  may have  disclosed  or  entrusted the  same  to  the  Company  or to  the  Executive  in  the  course  of the Company’s business.

8.

Company  Property.  All  correspondence,  records,  documents,  software,  promotional  materials,  and  other

Company  property,  including  all  copies,  which  come  into  the  Executive’s  possession  by,  through  or  in  the course  of his  employment,  regardless  of the  source  and  whether  created  by the  Executive,  are  the  sole  and exclusive  property  of the  Company,  and  immediately  upon the  termination  of the  Executive’s  employment,

the Executive shall return to the  Company all such property of the Company.

9.

Notices.  All  notices  required  or  permitted  under  this  Agreement  shall  be  in  writing  and  shall  be  deemed effective  upon  delivery  personally,  by  facsimile  or  by  overnight  mail,  or  upon  deposit  in  the  United  States

Post  Office,  by  registered  or  certified  mail,  postage  prepaid,  addressed  to  the  other  party  at  the  address  last known,  or  at  such  other  address  or  addresses  as  either  party  shall  designate  to  the  other  in  accordance  with this Section 9.

10.

Pronouns.  Whenever  the  context  may  require,  any  pronouns  used  in  this   Agreement  shall  include  the

corresponding  masculine,  feminine  or  neuter  forms,  and  the  singular  forms  of  nouns  and  pronouns  shall include the plural,  and vice versa.

11.

Entire  Agreement;  Modification.  This  Agreement  constitutes  the  entire  agreement  between  the  parties  and supersedes  all  prior  agreements  and  understandings,  whether  written  or  oral,  relating  to  the  subject  matter of this  Agreement.  This  Agreement  may  be  amended  or  modified  only  by a written  instrument  executed  by both the  Company and the Executive.

12.

Severability.  This  Agreement  shall  be  enforceable  to  the  fullest  extent  allowed  by  law.  In  the  event  that  a

court  holds   any  provision  of  this   Agreement  to  be  invalid   or  unenforceable,  the  parties  agree  that,  if

allowed  by  law,  that  provision  shall  be  reduced,  modified  or  otherwise  conformed  to  the  relevant  law,

judgment  or  determination  to  the  degree  necessary  to  render  it  valid  and  enforceable  without  affecting  the

rest   of  this   Agreement.  Any  provision  of  this   Agreement  which  is  prohibited  or  unenforceable  in  any jurisdiction  shall,  as  to  such  jurisdiction,  be  deemed  severable  from  the  remainder  of this  Agreement,  and

the  remaining  provisions   contained  in  this   Agreement  shall  be  construed  to  preserve  to  the  maximum permissible  extent  the  intent  and  purposes  of this  Agreement.  Any  such  prohibition  or  unenforceability  in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.

Governing  Law.  The  validity  and  construction  of this  Agreement  or  of  any  of its  terms  or  provisions  shall be  determined  under  the  laws  of the  State  of Louisiana,  regardless  of any principles  of conflicts  of  laws  or choice  of  laws  of  any  jurisdiction.  Except  as  set  out  in  Section  15  below,  the  state  courts  of  the  State  of

Louisiana  and,  if  the  jurisdictional  prerequisites  exist  at  the  time,  the  United  States  District   Court  for

Louisiana,  shall  have  sole  and  exclusive  jurisdiction  to  hear  and  determine  any  dispute  or  controversy arising under or concerning this  Agreement.

14.

Successors  and  Assigns.  This  Agreement  shall  be  binding  upon  and  inure  to  the  benefit  of both  parties  and their  respective  successors  and  assigns,  including  any  corporation  with  which  or  into  which  the  Company may  be  merged  or which  may  succeed  to  its  assets  or  business,  provided,  however,  that  the  obligations  of the  Executive  are  personal  and  shall  not  be  assigned  by  him/her.  Notwithstanding  the  foregoing,  Executive has  the  right  to  assign  to  any third  party  any right  to  receive  any  bonus  payment  set  forth  in  Section  3.2  of this  Agreement, and  any consideration  payable  upon death or disability  of the  Executive  may  be  assigned to his estate or legal representatives.

15.

Arbitration.

15.1

Executive  and  the  Company  agree  that  any  controversy,  dispute  or  claim  directly  or  indirectly arising  out  of  or  relating  to  this  Agreement,  or  the  breach  thereof,  or  arising  out  of  or  relating  to the  employment  of the  Executive,  or  the  termination  thereof,  shall  be  resolved  either  as  provided for  by  applicable  law,  or,  at  the  option  of  either  party,  by  impartial  binding  arbitration.  In  the event  that  either  party demands arbitration,  Executive  and  the  Company  agree  that  such arbitration shall  be  the  exclusive,  final  and  binding  forum  for  the  ultimate  resolution  of  such  claims,  subject to  any  rights  of  appeal  that  either  party  may  have  under  the  Federal  Arbitration  Act  and/or  under

applicable  state  law  dealing  with  the  review  of arbitration  decisions.   Specifically,  this  Agreement

is  intended  to  include,  but  is  not  limited  to, claims  under Title  VII  of the  Civil Rights  Act  of 1964,

as  amended,  the  Age   Discrimination  in  Employment   Act,  the  Fair   Labor  Standards  Act,  the

Americans  with  Disabilities  Act,  the  Family  and  Medical  Leave  Act,  any  wage  and  hour  or  wage

payment   or  collection  law,   or  any  other   federal,   state,   or  local  law,   regulation   or  ordinance

regarding  employment.  It  also  includes,  but  is  not  limited  to,  all  claims  for  breach  of  contract  or wrongful  discharge,  breach  of  express  or  implied  promises  or  covenants  of  good  faith  and  fair dealing,  intentional  or negligent  infliction  of emotional distress, defamation,  or any  loss,  expense,

or claim whatsoever resulting from or related to Executive’s employment.

15.2

Executive  and  the  Company  understand  and  acknowledge  that  this  Agreement  means  that  neither can  pursue  an  action  against  the  other  in  a  court  of law  regarding  any employment  dispute,  except for  claims  involving  workers’  compensation  benefits  or  unemployment  benefits,  and  except  as  set forth  elsewhere  in this  Agreement,  in  the  event  that  either  party notifies the  other  of its  demand  for arbitration  under  this  Agreement.  The  parties  also  agree  that the  obligation  to  arbitrate  any dispute is  fully  enforceable  under  the  Federal  Arbitration  Act,  and  that  a  judgment  upon  any  such  award may  be  entered  in  any  court  having  jurisdiction  over  such  claims.  The  parties  further  understand that  this  Agreement  does  not  alter  any  of  the  substantive  rights  that  the  parties  may  have  under law,  including  the  Executive’s  statutory  right  to  file  a  charge  with  an  administrative  agency  for investigative  purposes or other action  by the  agency,  nor  does it  limit  or  restrict  Executive’s  ability to  participate  or  assist  any  agency  in  its  investigation,  processing  or  handling  of  any  charge.  This

Agreement simply  transfers  final resolution  of a party’s right  to  seek relief from either  a  judge  or  a jury  to  a  speedy  and  impartial  arbitrator  for  the  mutual  benefit  of both  parties,  when  arbitration  is demanded.

15.3

In the  event  that  Executive  or the  Company initially  elects  to  file  suit  in  any court,  the  other  party will  have  60  days  from  the  date  that  it  is  formally  served  with  a  summons  and  copy  of the  suit  to notify  the  party  filing  suit  of  the  non-filing  party’s  demand  for  arbitration.  In  that  case,  the  suit must  be  dismissed  by consent  of the  parties  or by the  court  on motion,  and  arbitration  commenced with  the  American  Arbitration  Association  (“AAA”).  In  situations  where  suit  has  not  been  filed,

either   Executive   or   the   Company   may   initiate   arbitration   by   serving   a   written   demand   for

arbitration  upon  the  other  party  and  the  AAA.  Such  a  demand  must  be  served  within  the  same limitations  period  that  would  apply  if  the  action  were  pursued  in  court.  Any  claim  which  is  not timely made will be deemed waived.

15.4

Any  arbitration   will   be   conducted   in   accordance  with   the   American   Arbitration   Association

National  Rules  for  the  Resolution  of  Employment  Disputes,  effective  September  15,  2005,  and any  amendments  or  revisions  thereto  (“AAA Rules”).  A  copy  of the  AAA Rules  may  be  obtained upon  request.  The  dispute  shall  be  heard  and  determined  by  one  arbitrator  and  that  arbitrator  shall be  a  member  of  the  National  Academy  of  Arbitrators.  The  arbitrator  may  grant  any  remedy  or relief  that  would  have  been  available  to  the  parties  had  the  matter  been  heard  in  court.  Unless otherwise  mutually  agreed  upon,  the  arbitration  shall  be  heard  within  25  miles  of the  Executive’s

current   or   most   recent   place   of   employment.   The   Company   will   pay   any   filing   or   other

administrative  fees  that  exceed  $100.00  (One  Hundred  Dollars),  and  that  are  required  by  AAA  for

the   cost   of  providing   administrative   services.  All  other   expenses   of  the   arbitrator,   including

required  travel,  shall  be  borne  by  the  Company.  As  provided  by  the  AAA  Rules,  the  arbitrator shall  have  the  authority  to  order  such  discovery  as the  arbitrator  considers  necessary  to  a  full  and fair  exploration  of  the  issues  in  dispute,  consistent  with  the  expedited  nature  of  arbitration.  The parties  shall  bear  their  own  costs  and  attorneys’  fees  incurred  during  this  discovery  process,  as well as during the arbitration.

15.5

The  parties  understand  and  agree that  this  Section  15,  concerning  arbitration,  shall  not  include  any

controversies   or  claims  related  to  any  agreements  or  provisions   (including  provisions   in  this

Agreement)  respecting  confidentiality,  proprietary  information,  non-competition,  non-solicitation,

trade  secrets,  or  breaches  of  fiduciary  obligations  by  Executive,  which  shall  not  be  subject  to arbitration.

15.6

Executive  has  been  advised  of  his  right  to  consult  with  an  attorney  prior  to  entering  into  this

Agreement.

16.

I.R.C.   409A.   Unless   otherwise   expressly   provided,   any   payment   of   compensation   by   Company   to

Executive,  whether  pursuant  to  this  Agreement  or otherwise,  shall  be  made  within  two  and  one-half  months

(2½  months)  after  the  later  of  the  end   of  the  calendar   year  of  the  Company’s  fiscal  year  in  which

Executive’s  right  to  such  payment  vests (i.e.,  is  not  subject  to  a  “substantial risk  of forfeiture”  for  purposes of  Code Section  409A of the  Internal Revenue  Code  of 1986,  as  amended  (“Code”)).  To the  extent that  any severance  payments  come  within  the  definition  of “involuntary  severance”  under  Code Section  409A,  such amounts  up  to  the  lesser  of two  times  the  Executive’s  annual  compensation  for  the  year  preceding  the  year

of  termination   or  two  times  the   401(a)(17)  limit  for  the  year   of  termination,   shall  be   excluded  from

“deferred  compensation”  as  allowed  under  Code  Section  409A,  and  shall  not  be  subject  to  the  following

Code   Section  409A  compliance   requirements.   All   payments   of  “nonqualified   deferred  compensation”

(within  the  meaning  of Section  409A)  are intended  to  comply with  the  requirements  of Code Section  409A,

and   shall   be   interpreted   in   accordance   therewith.   Neither   party   individually   or   in   combination   may

accelerate  any  such  deferred  payment,  except  in  compliance  with  Code Section  409A,  and  no  amount  shall be  paid  prior  to the  earliest  date  on which  it  is  permitted  to  be  paid  under  Code Section  409A.  In the  event that  Executive  is  determined  to  be  a  “key  employee”  (as  defined  in  Code  Section  416(i)  (without  regard  to

paragraph  (5)  thereof))  of  Company  at   a  time   when  its  stock  is   deemed  to  be  publicly  traded  on  an

established  securities  market,  payments  determined  to  be  “nonqualified  deferred  compensation”  payable following  termination  of employment  shall  be made  no  earlier  than the  earlier  of (i)  the  last  day  of the  sixth

(6th)  complete   calendar  month   following   such  termination   of  employment,   or   (ii)   Executive’s   death,

consistent  with the  provisions  of  Code Section  409A.   Any payment  delayed  by reason  of the  prior  sentence

shall  be  paid  out  in  a  single  lump  sum  at  the  end  of  such  required  delay  period  in  order  to  catch  up  to  the original  payment  schedule.  Notwithstanding  anything  herein  to  the  contrary,  no  amendment  may  be  made to this  Agreement  if  it  would  cause  the  Agreement  or  any payment  hereunder  not  to  be  in  compliance  with

Code Section 409A.

17.

Miscellaneous.

17.1

No  delay   or  omission   by  the   Company  or  the   Executive   in   exercising   any  right   under  this

Agreement  shall  operate  as  a  waiver  of  that  or  any  other  right.  A  waiver  or  consent  given  by  the

Company  or  the  Executive  on  any  one  occasion  shall  be  effective  only  in  that  instance  and  shall not be construed as a bar or waiver  of any right on any other occasion.

17.2

The  headings  of  the  sections  of  this  Agreement  are  for  convenience  of  reference  only  and  in  no way define, limit  or affect the scope or substance of any section of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Employment  Agreement.

By:      Wala, Inc.

Signature

John Salerno, Chairman

Date

Date

EXHIBIT A

GENERAL RELEASE AGREEMENT

In  consideration  of  the  mutual  promises,  covenants,  and  conditions  set  forth  herein,  and  other  good  and valuable  consideration,  the  receipt  and  sufficiency  of  which  is  hereby  acknowledged,  Wala,  Inc.  (the  “Company”)

and Rory Welch (the “Executive”) agree as follows:

1.

The  Company  shall  continue  to   pay  Executive   compensation   pursuant  to  Section   5.4   of  the

Employment   Agreement  between  him  and  the  Company  (“Employment   Agreement”)  as  a  result   of  termination

without  Cause  (as  defined  in  Section  4.2)  or at the  election  of the  Executive  for  Good  Reason  (as  defined  in  Section

4.3).  Executive  agrees  that  he  shall  not  be  entitled  to  any  other  or  further  compensation,  remuneration,  benefits,

reimbursement,  payments,  options,  stock,  or  other   equity  issue   of  or  from  the  Company  arising  as  a  result   of

Executive’s  employment  by  the  Company.  Notwithstanding  the  preceding  sentence,  the  Executive  is  entitled  to  all amounts  remaining  owed  under  the  Promissory  Note  payable  by  the  Company  to  the  Executive,  dated  June  30,

2015,  for  the  principal  sum  of $626,265.95  and  all  other  amounts  owed  by the  Company  to  the  Executive  which  do not  constitute  compensation,  remuneration,  benefits,  reimbursement,  payments,  options,  stock,  or  other  equity  issue of or from Company arising as a result  of Executive’s employment  by the Company.

2.

Executive,  deeming  this  General  Release  Agreement  to  be  fair,  reasonable,  and  equitable,  and intending  to  be  legally  bound  hereby,  agrees  to  and  hereby does,  forever  and  irrevocably fully  release  and  discharge

Company  (including  any  subsidiary  or  affiliated  entities,  and  its  and  their  respective  officers,  directors,  Executives,

agents,  predecessors,  successors,  purchasers,  assigns,  and  representatives)  from  any  and  all  grievances,  liens,  suits,

judgments,   claims,   demands,  debts,   defenses,  actions   or  causes   of  action,  obligations,   damages,  and   liabilities

whatsoever  which  Executive  now  has,  has  had,  or  may  have,  whether  the  same  be  known  or  unknown,  at  law,  in equity,  or  mixed,  in  any  way  arising  out  of  or  relating  in  any  way  to  any  matter,  act,  occurrence,  or  transaction before  the  date  of this  General  Release  Agreement,  including  but  not  limited  to  his  employment  with  Company,  and his  separation  from  Company.  This  is  a  General  Release.  Executive  expressly  acknowledges  that  this  General

Release  includes,  but  is  not  limited  to,  his  release  of  any  tort  and  contract  claims,  arbitration  claims,  claims  under any  local,  state  or  federal  wage  and  hour  law,  wage  collection  law  or  labor  relations  law,  and  claims  of  age,  race,

sex,   religion,   disability,   national   origin,   ancestry,   citizenship,   retaliation   or   any   other   claim   of   employment

discrimination,  under  the  Civil  Rights  Acts  of  1964  and  1991  as  amended  (42  U.S.C.  §§  2000e  et  seq.),  the  Age

Discrimination  In  Employment  Act  (29  U.S.C.  §§ 621  et  seq.),  the  Americans  With  Disabilities  Act  (42  U.S.C.

§§  12101  et  seq.),  the   Rehabilitation  Act   of  1973  (29   U.S.C.   §§  701  et   seq.),  and   any  other   law   prohibiting

employment   discrimination   or  relating   to  employment.   Also,   Executive   understands  that   this   General  Release

Agreement  is  not  an  admission  of liability  under  any  statute  or otherwise  by  Company,  and  that  Company  does  not admit  but  denies  any  violation  of  his  legal  rights,  and  that  he  shall  not  be  regarded  as  a  prevailing  party  for  any purpose,  including  but  not  limited  to,  determining  responsibility  for  or  entitlement  to  attorneys’  fees,  under  any statute  or otherwise.  This  General Release  does  not  apply to  any obligations  of the  Company  under  the  Employment

Agreement  which  survive  termination  or  expiration  of the  Employment  Agreement,  including  without  limitation  its obligations under Section 5.

3.

Executive  agrees that  every term  of this  General  Release  Agreement,  including,  but  not  limited  to,

the   fact  that   an   agreement   has   been   reached   and   the  amount   paid,   shall   be   treated   by  Executive   as   strictly

confidential,  and  expressly  covenants  not  to  display,  publish,  disseminate,  or  disclose  the  terms   of  this  General

Release Agreement to any person or entity.

4.

All  correspondence,  records,  documents,  software,  promotional  materials,  and  other  Company

property,  including  all  copies,  which  come  into  the  Executive’s  possession  by,   through  or  in  the  course  of  his

employment,  regardless  of the  source  and  whether  created  by  the  Executive,  are  the  sole  and  exclusive  property  of the  Company,  and  immediately  upon  the  termination  of  the  Executive’s  employment,  the  Executive  shall  return  to the Company all such property of the  Company.

5.

Executive  acknowledges  and  agrees that  he  will continue  to  be  bound  by the  terms  and  conditions set  forth  in  Sections  6,  7,  and  15  of  his  Employment  Agreement  with  the  Company,  notwithstanding  this  General

Release  Agreement.

Executive has been advised to read this General Release Agreement  carefully.  This  offer will be held open

for  21 days.   Executive’s signing this General Release Agreement will acknowledge that he  was advised to consult with legal counsel prior to  executing this Agreement.

Executive’s signature below, in front  of a notary, confirms his acceptance and  agreement.

Executive  may  revoke  this  General  Release  Agreement  at  any  time  within  seven  days  after  he  has  signed this  General  Release  Agreement.  Revocation  shall  be  made  by  delivering  written  notice  of  revocation  to  iGambit

Inc.,  1050  W  Jericho  Turnpike,  Smithtown,  New  York  11787  and  must  be  received  no  later  than  the  seventh  day after  he  signs  the  General  Release  Agreement.  This  General  Release  Agreement  shall  not  become  effective  or enforceable until the revocation period  has expired and only provided he has not exercised his right to revocation.

WALA INC.

By:

Title:

Date:

Executive’s signature below will indicate that he is entering into this General Release Agreement

freely and with  a full understanding of its terms.   No changes to this General Release Agreement will be valid unless in writing and signed by both the Executive and the Company.

Date:

The undersigned hereby certifies that the above-named  person appeared before me personally, signed this document,  and verified that this document  was being signed  freely and voluntarily, with full knowledge of its effect.

My Commission Expires

Notary Public